Exhibit 16.4
Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549
Gentlemen:
We have read and agree with the comments in Item 4.01 of Form 8-K of Celtron International, Inc., dated January 5, 2006

/s/ Cordovano and Honeck, LLP Denver, Colorado January 20, 2006